                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  FURON COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                  FURON COMPANY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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            pursuant to Exchange Act Rule 0-11:

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        [ ] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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

[LOGO]

         29982 Ivy Glenn Drive
         Laguna Niguel, California 92677-2044

                            NOTICE OF ANNUAL MEETING
                         OF SHAREHOLDERS TO BE HELD ON

                                  JUNE 8, 1999

To the Shareholders of
Furon Company:

     The Annual Meeting of the Shareholders of Furon Company, a California corporation (the "Company"), will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 8, 1999, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors to the Board of Directors for a term of three years. The nominees for election to the Board of Directors are named in the accompanying Proxy Statement.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 29, 2000.

     3. To transact such other business as may come before the Annual Meeting and at any adjournment thereof.

     Shareholders of record at the close of business on April 13, 1999 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, THE COMPANY URGES YOU TO ASSURE YOUR REPRESENTATION AT THE MEETING BY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                         By Order of the Board of Directors

                                                FURON COMPANY

                                            /s/ DONALD D. BRADLEY
                                         -------------------------------
                                              Donald D. Bradley
                                             General Counsel and
                                                  Secretary

April 29, 1999
Laguna Niguel, California

                                 FURON COMPANY
                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 8, 1999

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Furon Company, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 8, 1999, at 9:00 a.m., local time. This proxy solicitation material is being mailed to shareholders on or about April 29, 1999.

                              GENERAL INFORMATION

PROXY

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by (i) delivering a written notice of revocation to the Secretary of the Company, 29982 Ivy Glenn Drive, Laguna Niguel, California 92677-2044, (ii) a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The expenses of preparing and mailing the proxy materials will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation) by telephone, by facsimile or in person. The Company has retained Beacon Hill Partners, Inc., for a fee of $3,000, to assist in the solicitation and distribution of proxies to brokerage houses and institutions. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy solicitation materials at the Company's expense to beneficial owners of Common Stock.

RECORD DATE AND VOTING RIGHTS

     At the close of business on April 13, 1999, the record date with respect to this solicitation (the "Record Date"), the Company had outstanding 18,446,485 shares of Common Stock. Only holders of Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each share of Common Stock is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by an election inspector appointed for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1999 concerning the beneficial ownership of the Company's Common Stock by (i) the only persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) the individuals named in the Summary Compensation Table, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise indicated, beneficial ownership includes both voting and dispositive or investment power (whether or not shared with a spouse directly or indirectly as trustees of a family trust or similar arrangement).

                                                              SHARES BENEFICIALLY OWNED
                      NAME AND ADDRESS                        --------------------------
                    OF BENEFICIAL OWNER                         NUMBER          PERCENT
                    -------------------                       -----------      ---------
T. Rowe Price Associates, Inc...............................   1,613,400(1)         8.7
  100 E. Pratt Street
  Baltimore, Maryland 21202
Kalmar Investments Inc......................................   1,064,200(1)         5.8
  Barley Mill House
  3701 Kennett Pike
  Greenville, Delaware 19807
J. Michael Hagan............................................     761,253(2)         4.0
Terrence A. Noonan..........................................     426,400(2)         2.3
Monty A. Houdeshell.........................................     197,495(2)         1.1
Dominick A. Arena...........................................      23,898(2)         *
Joseph R. Grewe.............................................      22,201(2)         *
Current Directors and Executive Officers as a Group (10        1,937,861(2)        10.1
  persons)..................................................

---------------
 *  Less than one percent.

(1) Based upon information provided by these registered investment advisers. T. Rowe Price Associates, Inc.'s ("Price Associates") shares are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,000,000 shares with sole voting power, representing 5.4% of the shares outstanding), for which Price Associates serves as investment adviser with sole dispositive power and, as to 324,100 shares, sole voting power. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Kalmar Investments Inc. has sole dispositive power and no voting power over the shares shown as beneficially owned by it.

(2) Includes for current executive officers Messrs. Hagan, Houdeshell and Grewe, for former executive officers Messrs. Noonan and Arena and for the group, respectively, 493,000 shares, 167,000 shares, 18,000 shares, 342,010 shares, 9,000 shares and 680,250 shares subject to stock options which are exercisable within 60 days and were granted under the Company's Stock Incentive Plans. Includes for Mr. Hagan 24,249 nonvoting "deferred shares" credited to his account in the Company's Deferred Compensation Plan following the deferral of a distribution from his stock account in the Company's Economic Value Added ("EVA") incentive compensation bank maintained under the Company's EVA Incentive Compensation Plan (the "EVA Plan") and the exercise under the Company's Option Gain Deferral Program of stock options granted under the Company's 1982 Stock Incentive Plan, which deferred shares convert on a one-for-one basis into and are paid in shares of Common Stock following the end of the deferral period in accordance with the terms of those Plans. Does not include for Messrs. Hagan, Houdeshell, Arena, Grewe and the group 15,345 shares, 6,536 shares, 1,705 shares, 3,359 shares and 27,649 shares evidenced by nonvoting "stock units" credited to their stock accounts in the EVA bank, which convert on a one-for-one basis into and are paid in shares of Common Stock upon payout subject to and in accordance with the terms of the EVA Plan. See "Executive Compensation -- Long-Term Incentive Compensation."

                                     ITEM 1

                             ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The term of office of the Class III directors of the Company's classified Board of Directors expires at the Annual Meeting. The Board of Directors has nominated the individuals designated below for election as Class III directors at the Annual Meeting, each to serve for a three-year term expiring at the 2002 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. Each nominee presently serves as a Class III director of the Company. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Board's nominees. The proxies may be voted for a substitute nominee or nominees in the event one or more of the Board's nominees shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). For each share of Common Stock owned, each shareholder is entitled to one vote for each of the offices of director to be elected. The candidates receiving the highest number of votes will be elected and votes withheld will have no legal effect.

     The Company has one vacancy in each of Class I and Class II. The Company intends to fill each of these vacancies when a suitable candidate is located. Set forth below is certain information concerning each of the nominees, the two Class I directors whose term of office expires at the 2000 Annual Meeting of Shareholders and the two Class II directors whose term of office expires at the 2001 Annual Meeting of Shareholders, including the number of shares of Common Stock beneficially owned by each of them as of March 31, 1999. The only directors who beneficially owned one percent or more of the outstanding shares of Common Stock as of that date were Messrs. Churm (4.4%) and Hagan (4.0%); for additional information concerning Mr. Hagan's beneficial ownership, see "General Information." Beneficial ownership includes shares held by a director and his spouse as trustees in a family trust or similar arrangement with shared voting and investment power. Mr. Shepherd's beneficial ownership includes 1,079 stock units acquired under the Company's 1993 Non-Employee Directors' Stock Compensation Plan, which have the voting and conversion rights described below under "Compensation of Directors."

                                                                                        SHARES
                                                                  DIRECTOR           BENEFICIALLY
                NAME                           POSITION            SINCE      AGE       OWNED
                ----                           --------           --------    ---    ------------
NOMINEES:
  Class III
     J. Michael Hagan...............    Chairman of the Board,      1980      59       761,253
                                        Chief Executive
                                        Officer and President
     Peter Churm....................    Chairman Emeritus           1963      73       816,292
     William D. Cvengros(1)(2)......    Director                    1987      50        10,197
CONTINUING DIRECTORS:
  Class I
     R. David Threshie(2)(3)........    Director                    1990      67        41,197
     Bruce E. Ranck(3)..............    Director                    1994      50        10,161
  Class II
     Cochrane Chase(3)..............    Director                    1979      67        21,297
     William C. Shepherd(1)(2)......    Director                    1995      60        14,777

---------------
(1) Member of Compensation Committee

(2) Member of Nominating Committee

(3) Member of Audit Committee

NOMINEES

  Class III

     J. MICHAEL HAGAN has been employed by the Company since 1967 and was elected Chairman of the Board and Chief Executive Officer of the Company in 1991 and assumed the office of President in February 1999. He previously served as President from 1980 to 1991 and as a Vice President from 1975 to 1980. Mr. Hagan also is a director of Freedom Communications, Inc., Ameron, Inc. and RemedyTemp, Inc.

     PETER CHURM currently is retired. He rendered management consulting services to the Company for five years following his retirement in 1992. Mr. Churm was named Chairman Emeritus of the Board of Directors in 1991, having previously served as Chairman of the Board of the Company from 1980 to 1991 and as President from 1963 to 1980. Mr. Churm also is a director of CKE Restaurants, Inc. and Diedrich Coffee, Inc.

     WILLIAM D. CVENGROS has served as President, Chief Executive Officer and a director of PIMCO Advisors L.P., a publicly traded investment management firm, since November 1994. Previously, he served since 1990 as the Vice Chairman and Chief Investment Officer of Pacific Life Insurance Company, a life insurance and investment company. He joined Pacific Life in 1972, and was elected Vice President in 1982, Senior Vice President in 1985 and Executive Vice President in 1986. Mr. Cvengros also is a director of RemedyTemp, Inc.

CONTINUING DIRECTORS

  Class I

     R. DAVID THRESHIE has served as Chairman of the Board of Freedom Communications, Inc., an integrated communications company, since November 1998. From 1979 through December 1998, he served as Publisher and Chief Executive Officer of the Orange County Register, a division of Freedom Communications.

     BRUCE E. RANCK has served as the President and Chief Executive Officer of Browning-Ferris Industries, Inc., a waste services provider ("BFI"), since October 1995 and as a director of BFI since 1990. He had served as BFI's President and Chief Operating Officer since 1991 and Executive Vice President (Solid Waste Operations -- North America) from 1989 to 1991, having previously served as a Regional Vice President for more than five years.

  Class II

     COCHRANE CHASE currently is retired. Prior to his retirement in 1988, he served for 21 years as Chairman of the Board of Cochrane Chase, Livingston & Company, Inc., an advertising, marketing and public relations firm.

     WILLIAM C. SHEPHERD has been the President and Chief Executive Officer and a director of Allergan Specialty Therapeutics, Inc. ("ASTI"), a pharmaceutical research and development company, since it was spun off to stockholders in March 1998 by Allergan, Inc., a global provider of specialty therapeutic products. He has agreed to provide certain consulting services to Allergan for the three-year period following his January 1, 1998 retirement. Previously, Mr. Shepherd had served as Allergan's Chairman of the Board (since January 1996), President and Chief Executive Officer (since 1992) and a director (since 1984). He joined Allergan in 1966 and was President and Chief Operating Officer from 1984 to 1992. Mr. Shepherd also is a director of Techniclone Corporation.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended January 30, 1999, the Board of Directors met four times. Each director attended at least 75% of all meetings of the Board and the committees on which the director served. The only standing committees of the Board of Directors are described below.

     The Board's Audit Committee, which currently is comprised of Messrs. Ranck (Chairman), Threshie and Chase, held three meetings during the last fiscal year. The Audit Committee reviews the Company's financial reporting and internal operating controls, its Annual Report on Form 10-K and the selection of the Company's independent auditors. It also reviews with the independent auditors the scope and results of the annual audit and the Company's reporting systems and practices and makes recommendations to the Board of Directors with respect to the foregoing.

     The Board's Compensation Committee, which currently is comprised of Messrs. Cvengros (Chairman) and Shepherd, held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the remuneration (including salary, bonus, retirement and other benefits) to be paid or made available to officers and key employees, reviews benefit programs available to all employees and administers certain of the Company's employee benefit plans.

     The Board's Nominating Committee, which currently is comprised of Messrs. Threshie (Chairman), Cvengros and Shepherd, held one meeting during the last fiscal year. The Nominating Committee nominates persons to fill vacancies on the Board of Directors and to stand for election at the Company's annual meetings of shareholders, subject in each case to the Board's right to approve or reject the nominees selected. The Nominating Committee will consider nominees recommended by shareholders for next year's annual meeting if a written recommendation is timely received by the Company's Secretary. See "Additional
Information -- Proposals of Shareholders."

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid $15,400 per year, plus $1,100 for each Board meeting attended, $1,000 for each Committee meeting attended and certain expenses related to attendance. A Committee Chairman is paid an additional $3,500 per year.

     In November 1993, the Board adopted the 1993 Non-Employee Directors' Stock Compensation Plan ("Plan"). The Plan provides non-employee directors with the opportunity to acquire Common Stock of the Company in lieu of their annual cash retainer. Eligible directors make an election to receive their annual retainer payable for the one-year term commencing on the date of the next annual meeting of shareholders in (i) cash, (ii) restricted shares of the Company's Common Stock, or (iii) hypothetical stock "units." The stock units have no voting power and are converted to shares of the Company's Common Stock on a one-for-one basis upon distribution from the Plan following the director's termination as a member of the Board or the expiration of some other fixed period specified by the director, whichever occurs sooner. A separate bookkeeping account for dividends on the stock units is also maintained and paid in cash (without interest) at the time the stock units are distributed. The number of restricted shares or stock units which an eligible director receives under the Plan is determined by dividing the director's annual retainer by the fair market value of the Company's Common Stock on the date of the annual meeting of shareholders, and by then multiplying that number by 1.1. In effect, this provides an incentive for participating directors to increase their ownership of the Company's Common Stock by enabling them to obtain shares at a discount of 9.09%. The shares acquired under the Plan are nonforfeitable, but are subject to significant restrictions on transferability for five years from the date of award, unless the director ceases to be a member of the Board. The Plan provides that upon the occurrence of certain "events" described below under "Executive
Compensation -- Change in Control Agreements," the restrictions on transferability applicable to shares issued under the Plan immediately lapse. As of March 31, 1999, Messrs. Chase, Cvengros and Threshie each has acquired 7,197 restricted shares, Mr. Ranck has acquired 5,161 restricted shares and Mr. Shepherd has acquired 2,698 restricted shares and 1,079 stock units.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Chairman, J. Michael Hagan, serves as a member of the Compensation Committee of Freedom Communications, Inc., a private, family owned, integrated communications company. R. David Threshie, a director of the Company, was an executive officer of Freedom Communications, Inc. during the Company's fiscal year ended January 30, 1999. Mr. Threshie has never been a member of the Company's Compensation Committee.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of non-employee independent directors, none of whom has any interlocking or other relationships with the Company that would call into question their independence as Committee members. The Compensation Committee reviews, administers and monitors the Company's executive compensation plans, policies and programs.

  Executive Compensation Philosophy and Principles

     The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value, as measured by improvements in Economic Value Added ("EVA") and the Company's stock price. According to empirical stock market research by Stern Stewart & Co., the nationally recognized corporate financial advisory firm that developed the measure ("Stern Stewart"), EVA(R) has a stronger correlation with shareholder value than all other financial performance measures. As a result, the Committee believes that the Company has aligned the financial interests of the executive officers with those of the Company's shareholders.

     The principles followed by the Committee to implement the executive compensation philosophy are (i) to provide a cash compensation package consisting of competitive base salary levels and incentive opportunities that are linked to corresponding levels of performance as measured by EVA and (ii) to grant stock option incentives which require increases in the Company's stock price in order for executives to realize value and, thus, are tied to the Company's long-term stock performance. The result is a total compensation opportunity largely dependent upon the Company's performance. To measure the effectiveness of the executive compensation program in achieving the foregoing objectives, the Committee uses the services of Stern Stewart and Towers Perrin, an internationally recognized compensation consulting firm (collectively, the "Consultants"), which provide independent expertise and direction on these matters.

     As one of the factors in its consideration of compensation matters, the Committee will continue to consider, to the extent determinable, the anticipated tax consequences to the Company and its executive officers of the levels and forms of executive compensation. The tax consequences of various levels and forms of compensation, including tax deductibility to the Company, may depend upon the timing of payment or vesting or exercise of previously granted rights. In addition, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the tax consequences of executive compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that level or those forms which would be deductible by the Company for tax purposes. However, the Committee will consider various alternatives for preserving the deductibility of executive compensation to the extent reasonably practicable and consistent with its other compensation objectives.

  Executive Compensation Components

     The Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. As a result, substantially more than 50% of the executive officers' total compensation opportunity is at risk and contingent upon the performance of the Company. The three principal components are:

     o BASE SALARY. Base salary ranges are reviewed and established at the beginning of each fiscal year. The Company participates in a broad based compensation study conducted annually by Towers Perrin (the "Towers Perrin Study") to ensure that base salary ranges reflect competitive job market conditions for similar sized companies in terms of sales, employees and related factors. (The Towers Perrin Study covers several of the companies included in the Russell 2000 and some of those in the Russell 2000: Materials and Processing indices shown below under "Performance Graph.") Adjustments to actual base salaries are made subjectively pursuant to job performance and relationship to the midpoint range (which is plus or minus 10% of the actual midpoint) of the salary range for the salary grade corresponding to the executive's position and level of responsibilities. The Company's philosophy is to provide a competitive base salary that is within the midpoint range of the applicable salary grade.

     o INCENTIVE COMPENSATION. The incentive compensation opportunity under the Company's EVA Incentive Compensation Plan (the "EVA Plan") contains short-term and long-term components. These components are determined by the achievement of continuous improvement in EVA in relation to self-adjusting criteria that initially were established by the Committee subjectively (consistent with the advice of the Consultants) in connection with the implementation of the EVA Plan. Economic Value Added and the EVA Plan are discussed in more detail below.

     o STOCK OPTIONS. Executive officers are eligible to receive annual grants of stock options. The stock option awards are intended to retain and motivate executive officers to improve long-term stock market performance. Awards generally are granted at the fair market value of the Company's Common Stock at the date of grant, vest in equal installments over a four-year period and have a ten-year term. In connection with the implementation of the EVA Plan, the Company switched from a variable to a "fixed share" annual option grant policy for its executive officers, which it believes provides a stronger incentive to increase shareholder value. Under the fixed share policy, a decline in the stock price is not rewarded by an increase in the number of shares covered by the option grant, and an increase in the stock price is not penalized by a decrease in the number of shares. Rather, the number has remained fixed at a level which, when taken together with the rest of the executive's compensation, at the time of grant provides a total compensation opportunity which approximates the midpoint of the Towers Perrin Study for similar sized companies. The fixed share policy (like the EVA bank described below) makes the ultimate competitive position of the actual realized value of the Company's total compensation opportunities for its executive officers dependent on Company performance. That is, the realized value of the executive's total compensation opportunities will be above average if the Company performs well and below average if it performs poorly.

  Economic Value Added and the EVA Plan

     The primary financial objective of the Company is to increase shareholder value. To support that effort the Company uses a financial performance measurement system called Economic Value Added. EVA is the internal measure of operating and financial performance that, in the opinion of Stern Stewart and the Company, best reflects the change in shareholder value. EVA can be more specifically defined as the economic profit generated by the business, less a charge for the use of capital. Economic profit is an after-tax measure of operating results which differs from normal accounting profit as the consequence of certain adjustments for non-economic charges. The capital charge (or cost of capital) is the weighted average cost of (i) equity capital based upon a 30-year U.S. Treasury Bond yield plus the product of the average equity risk premium and the business risk index for the Company, and (ii) debt capital equal to the after-tax cost of long-term debt.

     EVA provides a framework within which management can make decisions that will build long-term value for the Company and its shareholders rather than focus on short-term results. The Committee takes the view that the financial marketplace is a competition for scarce capital. Management of the Company is charged with the task of putting that scarce capital to work efficiently to earn the best possible returns. As long as the Company is investing in projects that earn a rate of return higher than its cost of capital, then in accordance with Stern Stewart's view of the fundamental forces which drive the capital markets, investors will earn a return in excess of their required reward and the Company's capital or stock should command a premium in the marketplace.

     There are four key elements to the Company's incentive compensation philosophy which are incorporated into the EVA Plan and are summarized below.

     1. There is only one cash bonus plan, which uses the same measurement system for both short-term and long-term bonuses to provide a more substantial incentive for increasing shareholder value.

     2. Long-range goals, resource allocation decisions, capital expenditures, acquisitions and operating performance are all evaluated in terms of EVA.

     3. EVA targets for executive officers are separated from the budgetary and strategic planning processes and are set and revised according to a predetermined formula which rewards long-term continuous improvement and penalizes negative performance. Under the formula, the Company's target EVA performance for a fiscal year will be the prior year's target plus 50% of the difference between that target and actual EVA performance if the actual EVA performance equals or exceeds the target or, if it does not, it will be the prior year's target less an amount equal to 30% of the difference between that target and the actual EVA performance.

     4. The potential bonus has no ceiling on the upside and no floor on the downside. Individual target incentive awards (also called "current bonuses") under the EVA Plan represent up to 80% of the individual's salary for the fiscal year. Bonuses earned in excess of target incentive compensation are considered exceptional and are "banked forward" (i.e., deferred) in an EVA incentive compensation bank ("Bank") maintained for the participant, with any excess between 100% and 150% of target being credited to a stock account in the Bank and the remainder to a cash account. The participant has no vested right to receive the amounts credited to either account, and their full payout is contingent upon continued successful performance. Amounts in the stock account are invested and paid in shares of the Company's Common Stock (with automatic dividend reinvestment), with the timing and value of the distributions dependent upon performance. Any amounts remaining in the stock account after ten years from initial deposit are paid at that time. No interest is earned on amounts in the cash account, and negative performance can eliminate them and create a negative balance which will be offset against any future deposits to the cash account.

     The Company's incentive compensation has been determined using the concepts of Economic Value Added since fiscal 1993. Following a review by the Consultants of the EVA Plan's first year of operations, the Committee elected to make certain modifications to the EVA Plan effective for fiscal 1994. Those modifications increased the difficulty of receiving incentive compensation by reducing the compensation paid for a given level of performance. In addition, the current bonus portion payable in a fiscal year was reduced from 150% to 100% of target incentive compensation, thereby increasing the long-term incentive component. Effective for fiscal 1998, the Committee further modified the EVA Plan to include the Bank's stock account feature described above.

     The objectives underlying the EVA incentive compensation program are to more closely link incentive awards to value added for shareholders, and to provide a culture of performance and ownership among the Company's managers and senior executives. This requires management to share some of the Company's business risk with shareholders, provides the opportunity for the upside potential that results from the creation of value and, as a result, helps managers think like owners. Accordingly, the program rewards long-term continuous improvements in shareholder value.

  CEO Compensation

     J. Michael Hagan, the Chairman of the Board and Chief Executive Officer of the Company, received a base salary of $420,000 in fiscal 1998 and had an individual target incentive award under the EVA Plan of 80% of his fiscal year salary, which is the same rate of participation he has had in the EVA Plan since its inception. The Committee subjectively increased Mr. Hagan's base salary to $445,000 for fiscal 1999, which was at the midpoint of the Towers Perrin Study, and maintained his rate of participation in the EVA Plan.

     For fiscal 1999, Mr. Hagan was paid a current bonus of $356,000 and a long-term bonus valued at $332,722 pursuant to the formulaic terms of the EVA Plan. The long-term bonus was comprised of $304,440 cash and 2,407 shares of the Company's Common Stock (valued at their $11.75 per share fair market value on the payout date). In addition, in accordance with the EVA Plan $178,000 of potential long-term incentive compensation was deferred and deposited to his stock account in the EVA Bank (which was invested pursuant to the EVA Plan in stock units representing approximately 10,494 shares of the Company's Common Stock at an average purchase price of $16.9623 per share, which was greater than the then fair market value of the Common Stock) and $231,400 to his cash account.

     Mr. Hagan was awarded 70,000 shares of nonqualified stock options during fiscal 1999 at an exercise price of $20.375 per share, which was the price of the Company's stock on the date of grant. The options vest over four years and have a term of ten years. This award is consistent with the Company's fixed-share stock option policy discussed above.

                                          William D. Cvengros (Chairman)
                                          H. David Bright (Retired June 1998)
                                          William C. Shepherd

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation paid or accrued for (i) the fiscal year ended January 30, 1999 to the Company's five executive officers at the end of that year and (ii) the two prior fiscal years to the individuals who were executive officers of the Company during those fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                              --------------------------------------
                                              ANNUAL COMPENSATION                       AWARDS              PAYOUTS
                                      ------------------------------------    --------------------------    --------
                                                                 OTHER        RESTRICTED     SECURITIES
                                                                 ANNUAL         STOCK        UNDERLYING       LTIP
        NAME AND                       SALARY      BONUS      COMPENSATION     AWARD(S)     OPTIONS/SARS    PAYOUTS
   PRINCIPAL POSITION      YEAR(A)     ($)(B)      ($)(B)        ($)(C)         ($)(D)          (#)          ($)(E)
   ------------------      -------    --------    --------    ------------    ----------    ------------    --------
J. Michael Hagan.........   1999      $445,000    $356,000      $ 2,480           $0           70,000       $332,722
Chairman of the Board &     1998      $420,000    $336,000      $ 2,691           $0           70,000       $234,900
Chief Executive Officer     1997      $390,000    $312,000      $ 3,648           $0           70,000       $149,549
Terrence A. Noonan.......   1999      $351,000    $245,700      $68,769           $0           42,000       $231,869
Former President & Chief    1998      $335,000    $234,500      $84,240           $0           42,000       $163,405
Operating Officer(G)        1997      $315,000    $220,500      $85,186           $0           42,000       $101,783
Monty A. Houdeshell......   1999      $252,000    $151,200      $51,103           $0           18,000       $143,729
Vice President &            1998      $240,000    $144,000      $48,268           $0           18,000       $102,364
Chief Financial Officer     1997      $225,750    $135,450      $45,369           $0           18,000       $ 65,504
Dominick A. Arena........   1999      $250,000    $      0      $     0           $0           12,000       $      0
Former Vice President --    1998      $237,500    $ 78,750      $     0           $0           12,000       $      0
Healthcare & President of
Medex, Inc.(H)
Joseph R. Grewe..........   1999      $233,200    $ 81,620      $    35           $0           12,000       $ 52,131
Vice President --           1998      $220,000    $ 98,300      $     0           $0           12,000       $ 26,300
Operations(I)


                            ALL OTHER
        NAME AND           COMPENSATION
   PRINCIPAL POSITION         ($)(F)
   ------------------      ------------
J. Michael Hagan.........   $    7,553
Chairman of the Board &     $    6,675
Chief Executive Officer     $    7,036
Terrence A. Noonan.......   $1,841,663
Former President & Chief    $    6,630
Operating Officer(G)        $    7,104
Monty A. Houdeshell......   $    7,757
Vice President &            $    6,624
Chief Financial Officer     $    7,005
Dominick A. Arena........   $    7,098
Former Vice President --    $    5,435
Healthcare & President of
Medex, Inc.(H)
Joseph R. Grewe..........   $    7,056
Vice President --           $   34,707
Operations(I)

---------------
(A)  Fiscal year ended on or about January 31.

(B) Amounts shown include cash compensation earned and received by the executive officers, as well as amounts earned but deferred at their election. Mr. Grewe's bonus for fiscal 1998 includes $32,300 which the Company agreed at the time of his employment to pay him upon his first anniversary with the Company.

(C) The amounts shown in this column for fiscal 1999 include the fair market value on the date of distribution of shares acquired upon the reinvestment of dividends credited during the fiscal year to the stock accounts in the EVA Bank described below under "Long-Term Incentive Compensation," as follows: Mr. Hagan: $200 (17 shares); Mr. Noonan: $129 (11 shares); Mr.
     Houdeshell: $82 (7 shares); and Mr. Grewe: $35 (3 shares). The other amounts shown for Mr. Hagan represent tax reimbursements. The other amounts shown for Mr. Noonan for fiscal 1997, 1998 and 1999 include tax reimbursements ($2,730, $2,076 and $2,470, respectively) and the estimated value ($64,470, $62,930 and $44,254, respectively) of a relocation loan made to him in July 1992 that he repaid during fiscal 1999. The other amounts shown for Mr. Houdeshell include (i) for fiscal 1997, 1998 and 1999, tax reimbursements ($8,435, $8,305 and $9,346 respectively), (ii) the value ($10,365, $11,665 and $11,665, respectively) for federal income tax purposes of the personal use of his Company automobile and (iii) reimbursements ($12,563, $14,234 and $15,036, respectively) for certain expenses under the Company's supplemental medical reimbursement plan. All of Mr. Houdeshell's and Mr. Noonan's amounts also include the estimated value of certain other personal benefits received during the respective fiscal years that were generally available to executive officers, including amounts allocated for the use of Company automobiles and reimbursements for certain expenses under the Company's supplemental medical reimbursement plan. No information is presented concerning the value of the personal benefits provided to Messrs. Hagan, Arena or Grewe during any of the fiscal years presented, because such value does not exceed the lesser of $50,000 or ten percent of the executive officer's salary and bonus for the fiscal year.

(D) There are no outstanding grants of restricted stock to any of the named executive officers.

(E) The amounts shown in this column for fiscal 1999 are comprised of cash and shares of the Company's Common Stock valued at their $11.75 fair market value per share on the payment date, as follows: Mr. Hagan: $304,440 cash and 2,407 shares; Mr. Noonan: $212,117 cash and 1,681 shares; Mr.
     Houdeshell: $131,603 cash and 1,032 shares; and Mr. Grewe: $46,573 cash and 473 shares.

(F) Amounts shown for fiscal 1997 and 1998 represent Company contributions to defined contribution plans, except for Mr. Grewe's fiscal 1998 amount which consists of those contributions ($5,438) and certain amounts paid or reimbursed in connection with his relocation to Ohio ($29,269). Amounts shown for fiscal 1999 for Messrs. Hagan, Houdeshell, Arena and Grewe are comprised of those plan contributions ($6,974, $7,504, $6,895 and $6,937) and the amount of undistributed stock units credited to their stock accounts in the EVA Bank during the fiscal year upon the reinvestment of dividends, valued at the reinvestment price of $16.9623 per share (which was greater than the fair market value of the underlying Common Stock on the date of reinvestment), as follows: Mr. Hagan: $579 (34 units); Mr.
     Houdeshell: $253 (15 units); Mr. Arena: $203 (12 units); and Mr. Grewe:
     $119 (7 units). Amounts shown for fiscal 1999 for Mr. Noonan include those plan contributions ($10,345) and up to $1,831,318 in the aggregate of certain compensation and benefits paid or potentially payable for three and one-half years following his retirement, including among other things his EVA Bank cash account balance ($706,788) and stock account balance ($39,786, representing 3,386 shares valued at their $11.75 per share fair market value upon payout), certain retirement compensation payable until September 30, 2000 ($555,750) and two additional years of benefits under the Company's Supplemental Executive Retirement Plan ($461,534), but excluding benefits payable in the normal course after age 65 under that Plan and any realized value on unexercised stock options. See "Relocation, Retirement and Other Arrangements" below.

(G) Mr. Noonan retired on March 1, 1999. See "Relocation, Retirement and Other Arrangements" below.

(H) Mr. Arena ceased to be an executive officer of the Company effective January 31, 1999.

(I) This was Mr. Grewe's principal position during fiscal 1999. He currently is the Company's Executive Vice President -- Commercial.

STOCK OPTIONS

     The following tables set forth information in respect of the individuals named in the Summary Compensation Table concerning stock option grants and exercises during fiscal 1999 and unexercised options held as of the end of that fiscal year.

                      OPTION GRANTS IN LAST FISCAL YEAR(A)

                                                                                               GRANT DATE
                                    INDIVIDUAL GRANTS                                            VALUE
------------------------------------------------------------------------------------------   --------------
                               NUMBER OF          % OF TOTAL
                               SECURITIES       OPTIONS GRANTED   EXERCISE OR                  GRANT DATE
                           UNDERLYING OPTIONS   TO EMPLOYEES IN   BASE PRICE    EXPIRATION      PRESENT
          NAME               GRANTED(#)(B)        FISCAL YEAR      ($/SH)(C)       DATE      VALUE($)(D)(E)
          ----             ------------------   ---------------   -----------   ----------   --------------
J. Michael Hagan.........        70,000              18.8           $20.375      3/23/08        $753,200
Terrence A. Noonan.......        42,000              11.3           $20.375      3/23/08        $451,920
Monty A. Houdeshell......        18,000               4.8           $20.375      3/23/08        $193,680
Dominick A. Arena........        12,000               3.2           $20.375      3/23/08        $129,120
Joseph R. Grewe..........        12,000               3.2           $20.375      3/23/08        $129,120

---------------
(A) No SARs were granted to any of the named executive officers during the last fiscal year.

(B) The options are exercisable in incremental amounts equal to 25% of the underlying shares of Common Stock on each anniversary of the grant date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1995 Stock Incentive Plan, the Compensation Committee cannot reprice the options but otherwise retains discretion, subject to plan limits, to modify the terms of outstanding options.

(C) Subject to certain conditions, the exercise price may be paid by delivery of already owned shares and the tax withholding obligations related to exercise may be paid by offset of the underlying shares.

(D) These values were calculated using the Black-Scholes option pricing model. In addition to the stock price at time of grant and the exercise price (which are identical) and the ten-year term of each option (with exercise assumed to occur at the end of such term), the following assumptions were used to calculate the values shown: (i) expected dividend yield of 0.59%, which is the yield of the Company's Common Stock as of the grant date; (ii) expected stock price volatility of 0.343, which is the volatility for the total shareholder return of the Company's Common Stock for the nine years prior to the grant date; and (iii) risk-free rate of return of 5.81%, which is equal to the yield as of the grant date on zero-coupon U.S. Government bonds with a remaining term equal to the expected life of the options.

(E) If these values ($10.76 per share) were calculated on the first anniversary of the grant date, they would be almost two-thirds less ($3.74 per share) based on the above assumptions but using a current expected dividend yield of 1.02%, expected stock volatility of 0.346 and risk-free rate of 5.54%, as follows: Mr. Hagan: $261,800; Mr. Noonan: $157,080; Mr. Houdeshell: $67,320; Mr. Arena: $44,880; and Mr. Grewe: $44,880. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options, which is not the case for the Company's options granted to executive officers. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Company's stock at a future date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(A)

                                                                NUMBER OF
                                                               SECURITIES                     VALUE OF
                                                               UNDERLYING                    UNEXERCISED
                          SHARES                               UNEXERCISED                  IN-THE-MONEY
                         ACQUIRED                              OPTIONS AT                    OPTIONS AT
                            ON                            FISCAL YEAR END(#)(D)         FISCAL YEAR END($)(C)
                         EXERCISE         VALUE        ---------------------------   ---------------------------
         NAME             (#)(B)      REALIZED($)(C)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   --------------   -----------   -------------   -----------   -------------
J. Michael Hagan......    42,998         $657,511        473,000        175,000      $2,509,533      $305,157
Terrence A. Noonan....    15,023         $267,128        240,397        105,000      $1,222,044      $183,095
Monty A. Houdeshell...    21,750         $298,609        175,000         45,000      $  990,220      $ 78,470
Dominick A. Arena.....        --               --          3,000         21,000      $    7,688      $ 23,063
Joseph R. Grewe.......        --               --          9,000         27,000      $   26,813      $ 42,188

---------------
 (A) No information is presented concerning SARs because none has been granted by the Company.

 (B) The options covering these shares were granted to Messrs. Hagan and Houdeshell in March 1988 and to Mr. Noonan in March 1989 at per share exercise prices of $5.58333 and $6.65625, respectively, representing the fair market value of the underlying Common Stock at the date of grant.

 (C) Calculated based upon the market value of the underlying Common Stock at the exercise date (from $19.3125 to $24.4375 per share) or fiscal year end ($13.0625 per share), as the case may be, minus the exercise price.

 (D) The unexercisable options vest over the next four years, but will become immediately vested in the event of the holder's retirement or death. All of Mr. Noonan's unexercisable options vested in connection with his retirement. See "Relocation, Retirement and Other Arrangements" below.

LONG-TERM INCENTIVE COMPENSATION

     Under the EVA Plan described above under "Compensation Committee Report on Executive Compensation," executive officers and other key employees are eligible to receive certain long-term incentive compensation based upon the Company's EVA and stock performance. There is no limitation on the total incentive compensation that a participant may earn or lose for a fiscal year under the EVA Plan. However, a participant is only eligible to receive his or her target bonus for a given fiscal year, with any excess between 100% and 150% of target being deferred and credited to a stock account and the balance to a cash account in an EVA incentive compensation bank ("Bank") maintained for the participant. Amounts in the stock account are "invested" in hypothetical stock units (with automatic dividend reinvestment), which upon distribution are converted on a one-for-one basis into and paid in shares of the Company's Common Stock. No interest is earned on amounts in the cash account. The participant has no vested right to receive the amounts credited to either account. Rather, the unconditional vesting and full payout of the Bank are subject to certain conditions, including future positive EVA performance.

     The timing and amount of distributions from the Bank are dependent upon performance. At the end of each fiscal year for which performance is being measured under the EVA Plan, a participant is eligible to receive a payment from the Bank, as follows: (a) an amount equal to one-third of (i) the participant's beginning cash account balance for the fiscal year less (ii) any reductions resulting from negative EVA performance for the fiscal year; and (b) if the cash account is positive, one-third of the stock account in shares of the Company's Common Stock. Negative cash account balances are carried forward in the Bank to offset any future additions to the cash account. Any amounts remaining in the stock account after ten years from initial deposit are paid at that time.

     The following tables set forth for each of the individuals named in the Summary Compensation Table, a reconciliation of activity in their cash and stock accounts of the EVA Plan Bank for the fiscal year ended January 30, 1999.

                         EVA PLAN BANK -- CASH ACCOUNT

                                                   FISCAL YEAR ENDED JANUARY 30, 1999
                                            ------------------------------------------------
                                            BEGINNING       LTIP        AMOUNTS      ENDING
                   NAME                      BALANCE     PAYOUTS(A)     BANKED      BALANCE
                   ----                     ---------    ----------    ---------    --------
J. Michael Hagan..........................  $913,319      $304,440     $ 231,400    $840,279
Terrence A. Noonan........................  $636,350      $212,117     $ 282,555    $706,788(B)
Monty A. Houdeshell.......................  $394,809      $131,603     $  98,280    $361,486
Dominick A. Arena.........................  $ 45,360      $      0     $(116,375)   $(71,015)
Joseph R. Grewe...........................  $139,720      $ 46,573     $  53,053    $146,200

---------------
(A) These amounts are included in the "LTIP Payouts" column of the Summary Compensation Table.

(B) This amount was subsequently distributed to Mr. Noonan in connection with his retirement. See "Relocation, Retirement and Other Arrangements" below.

                       EVA PLAN BANK -- STOCK ACCOUNT(A)

                                             FISCAL YEAR ENDED JANUARY 30, 1999
                          ------------------------------------------------------------------------
                                              DIVIDEND
                          BEGINNING   -------------------------      LTIP        UNITS     ENDING
          NAME             BALANCE    REINVESTS(B)   PAYOUTS(B)   PAYOUTS(C)   BANKED(D)   BALANCE
          ----            ---------   ------------   ----------   ----------   ---------   -------
J. Michael Hagan........    7,224          51            17         2,407       10,494     15,345
Terrence A. Noonan......    5,042          36            11         1,681            0      3,386(E)
Monty A. Houdeshell.....    3,096          22             7         1,032        4,457      6,536
Dominick A. Arena.......    1,693          12             0             0            0      1,705
Joseph R. Grewe.........    1,419          10             3           473        2,406      3,359

---------------
(A) The numbers shown are hypothetical stock units which upon distribution are converted on a one-for-one basis into and paid in shares of the Company's Common Stock.

(B) Reinvestment on January 30, 1999 of accumulated dividends at an average purchase price of $16.9623 per share, which was greater than the $13.0625 per share fair market value of the Company's Common Stock on that date. For each of the named individuals, the value of his dividend reinvestment share payout is included in the "Other Annual Compensation" amounts shown in the Summary Compensation Table, while the value of his remaining reinvestments is included in the "All Other Compensation" amounts of the Table.

(C) The value of these payouts is included in the "LTIP Payouts" amounts shown in the Summary Compensation Table.

(D) Acquired at an average purchase price of $16.9623 per share, which was greater than the $11.75 per share fair market value of the Company's Common Stock on the date of purchase.

(E) These units were subsequently converted into shares of the Company's Common Stock and distributed to Mr. Noonan in connection with his retirement. See "Relocation, Retirement and Other Arrangements" below.

RETIREMENT PLAN

     The following table shows the estimated annual benefit payable (rounded to the nearest thousand and before giving effect to the benefit reductions described below) upon retirement to participants in the Company's Supplemental Executive Retirement Plan at the specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

                                                   YEARS OF SERVICE
             3-YEAR AVERAGE               ----------------------------------
             REMUNERATION*                   5           10       15 OR MORE
             --------------               --------    --------    ----------
$300,000................................  $ 50,000    $100,000     $150,000
 350,000................................    58,000     117,000      175,000
 400,000................................    67,000     133,000      200,000
 450,000................................    75,000     150,000      225,000
 500,000................................    83,000     167,000      250,000
 550,000................................    92,000     183,000      275,000
 600,000................................   100,000     200,000      300,000
 650,000................................   108,000     217,000      325,000
 700,000................................   117,000     233,000      350,000
 750,000................................   125,000     250,000      375,000
 800,000................................   133,000     267,000      400,000
 850,000................................   142,000     283,000      425,000
 900,000................................   150,000     300,000      450,000
 950,000................................   158,000     317,000      475,000

---------------
* Represents the average annual compensation paid for the three highest compensation years during the five calendar years preceding retirement.

     The compensation covered by the plan (which generally will not be the same as the fiscal year amounts reported in the "Annual Compensation" columns of the Summary Compensation Table) is the aggregate calendar year earnings included in the participant's income for federal tax purposes plus any compensation deferred by the participant, but excluding any amounts associated with nonrecurring payments such as moving expenses, long-term incentive plan payouts and stock option exercises. The three-year average remuneration under the plan as of the end of the last calendar year for J. Michael Hagan, Terrence A. Noonan, Monty A. Houdeshell, Dominick A. Arena and Joseph R. Grewe was approximately $739,000, $571,000, $367,000, $293,000 and $295,000 respectively.

     The benefit is reduced by the Company-provided portion of the benefit payable from the Company's Employees' Profit-Sharing-Retirement Plan, the benefit payable from Social Security and any other benefit payable to the participant from any tax-qualified retirement plan. Benefits generally become payable at age 65 and are paid in an annuity over the life of the participant. If the participant dies after retirement and leaves a surviving spouse, the surviving spouse receives an annuity of 50% of the amount the participant was receiving. If the participant dies before retirement and leaves a surviving spouse, the surviving spouse receives as a death benefit an annuity of 50% of the annual earnings of the participant immediately before death. A participant is not vested in his or her benefit for the first five years of service, but then becomes vested gradually between the sixth and fifteenth years of service, with full vesting after fifteen years of service (eleven years in the case of Mr. Arena). Should Mr. Arena achieve eleven years of service, his pension benefit will be calculated as if he had fifteen years of service. The years of credited service through January 30, 1999 for Messrs. Hagan, Noonan, Houdeshell, Arena and Grewe are 31, 25, 11, 3 and 3 years, respectively.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns on the Russell 2000 and the Russell 2000: Materials and Processing. The Company previously included the Russell 2000: Producer Durables in its performance graph. During 1998, the Company was advised that it had been unilaterally reclassified by Russell/Mellon Analytical Services from that index to the Russell 2000: Materials and Processing index. Accordingly, the performance graph now uses this latter index for comparison purposes. This comparison assumes in each case that $100 was invested on January 31, 1994 and all dividends were reinvested. The Company's fiscal year ends on or about January 31.

                                                            RUSSELL 2000:
                                                            MATERIALS &
                              FURON        RUSSELL 2000      PROCESSING
                              -----        ------------     -------------
'1994'                       100.00           100.00           100.00
'1995'                       136.05            93.99            89.69
'1996'                       114.01           122.14           106.75
'1997'                       147.77           145.28           122.81
'1998'                       242.55           171.54           135.48
'1999'                       164.20           172.11           115.53

CHANGE IN CONTROL AGREEMENTS

     Messrs. Hagan, Houdeshell, Arena and Grewe each has a change in control agreement with the Company that provides for the payments described below if his employment is terminated while the agreement is in effect within six months before or within up to three years following certain "events." The amounts are not payable, however, if the termination of employment was due to death or disability, by the Company for cause, or by the individual without good reason upon the terms provided in the agreement.

     The "events" that trigger payments under the change in control agreements include (1) the dissolution or liquidation of the Company, (2) certain mergers, consolidations or reorganizations of the Company, (3) certain sales or transfers of substantially all of the Company's business or assets, and (4) a "change in control," which is deemed to include (a) the acquisition of 20% or more of the outstanding voting securities of the Company by certain persons (other than the individual acting on his own or as part of a group or any employee benefit or stock plan of the Company) and (b) certain changes in the membership of the Board of Directors of the Company.

     The payments under the change in control agreements are (1) if the individual has not been paid his or her incentive compensation for the fiscal year preceding termination of employment, an amount equal to the highest of the three preceding total incentive compensation payments made to him or her in respect of a fiscal year (the "Incentive Payment"), plus (2) a pro rata share (based upon the portion of the fiscal year preceding the termination of employment) of the Incentive Payment, plus (3) three (for Mr. Hagan) or two (for all others) times the sum of (a) the individual's highest annual base salary within the two years prior to termination of employment, and (b) the Incentive Payment. In addition, an individual who is eligible for the above cash payments is entitled to continued participation in the Company's life, health, accident and disability insurance plans for up to two or, for Mr. Hagan, three years following termination of employment. Furthermore, in the event of termination following an "event" for any reason other than by the Company for cause, the individual is entitled to purchase his Company car at its then wholesale value and to retain any existing club memberships upon reimbursement of the membership costs to the Company, and no relocation loan to him will be accelerated. Payments to an individual under the change in control agreement will be increased ("grossed up") to the extent necessary to offset any resulting federal or state excise taxes.

     In the event of the occurrence of an "event" triggering cash payments under the change in control agreements and assuming termination of employment on March 31, 1999, the aggregate estimated cash payments (excluding any gross-up amount paid to offset any excise taxes) to J. Michael Hagan, Monty A. Houdeshell, Dominick A. Arena and Joseph R. Grewe would be approximately $3,699,000, $1,160,000, $671,000 and $810,000, respectively. If any of them terminates without good reason within six months of an event, the above amounts would not be payable, but he would be entitled to a severance payment equal to six months' base salary.

ACCELERATION OF BENEFITS

     The Company's Supplemental Executive Retirement Plan, 1982 and 1995 Stock Incentive Plans and Economic Value Added (EVA) Incentive Compensation Plan all provide for the vesting of certain benefits upon the happening of any of the "events" described above under "Change in Control Agreements." If an "event" occurs, then (1) all outstanding stock options, restricted stock and other awards under the 1982 and 1995 Stock Incentive Plans become immediately vested,
(2) all benefits under the Supplemental Executive Retirement Plan are paid immediately in a cash lump sum to the participant or, if the participant has so elected, a grantor trust funded for the purpose of paying the participant's benefits, with such benefits to be determined in either case based upon a minimum of 10 years of service, or, if greater, the employee's actual years of service plus five (but not to exceed 15 years) and (3) the cash and stock accounts Bank balances under the Economic Value Added (EVA) Incentive Compensation Plan are immediately payable. A participant who elected to have his or her benefits under the Supplemental Executive Retirement Plan paid to a grantor trust upon an event will be paid those benefits from the trust in accordance with the regular terms of the Plan, unless his or her employment with the Company terminates for any reason within less than two years of the event, in which case the participant at that time will be paid his or her benefits directly in a cash lump sum similar to that described above.

RELOCATION, RETIREMENT AND OTHER ARRANGEMENTS

     In July 1992, the Company provided Terrence A. Noonan an approximately $700,000 residential relocation loan. Mr. Noonan repaid the loan in full during the fiscal year ended January 30, 1999. The loan had been secured by a second trust deed on the residence and was effectively non-interest bearing at the time of repayment.

     In June 1988, the Company provided Monty A. Houdeshell a $325,000 residential relocation loan. During the fiscal year ended January 30, 1999, Mr. Houdeshell repaid the loan in full, together with accrued interest for the fiscal year of approximately $19,100. The loan had been secured by a second trust deed on the residence and was bearing interest at the time of repayment at the same rate as was charged from time to time under the first trust deed.

     Terrence A. Noonan resigned as the President and a director of the Company effective February 15, 1999 in connection with his retirement from the Company on March 1, 1999. Following his retirement, Mr. Noonan was paid the balances in his cash and stock accounts in the EVA Bank described above in "Long-Term Incentive Compensation." (The Company and Mr. Noonan agreed to waive the EVA Plan provision which would require those amounts, plus a pro rated bonus for fiscal 2000, to be paid in March 2000 after any reductions for negative EVA performance.) Also upon his retirement and in accordance with the retirement provisions of the Company's Stock Incentive Plans, all of Mr. Noonan's unexercisable stock options set forth above in "Stock Options" immediately vested in full, and Mr. Noonan will have until the earlier of February 28, 2002 and the expiration of the applicable option term to exercise them. Further, in accordance with the terms of the Supplemental Executive Retirement Plan described above in "Retirement Plan," Mr. Noonan's annual benefit was established at $230,767. The Company agreed to commence the monthly payment of those benefits on October 1, 2000 following Mr. Noonan's 63rd birthday rather than at age 65.

     To memorialize these arrangements, Mr. Noonan and the Company entered into an agreement which also provides, among other things, for the additional retirement compensation and benefits described below. Until September 30, 2000, Mr. Noonan has agreed not to compete with the Company and the Company will pay Mr. Noonan retirement compensation of $29,250 per month and continue basic medical, dental and supplemental medical reimbursement insurance for Mr. Noonan and his spouse at an estimated cost to the Company of approximately $17,500 (based on current rates). Mr. Noonan has the option to convert and continue the basic medical and dental coverage after September 30, 2000, in which case (i) the Company will pay Mr. Noonan's monthly premiums until the earlier of March 31, 2002 (at a cost to the Company of approximately $6,600 based on current rates) or such time as he acquires medical and dental coverage through other means, and (ii) between April 1, 2002 and October 31, 2002, the Company will reimburse Mr. Noonan for up to $7,000 (maximum of $1,000 per month) for the cost of personal medical insurance unless Mr. Noonan qualifies for Medicare or other medical insurance. Until September 30, 1999, Mr. Noonan is entitled to continued use of his Company car (at a cost to the Company of approximately $8,900), to reimbursement of his monthly country club membership dues (at a cost to the Company of approximately $2,500) and to acquire that membership from the Company at its then fair market value determined by the club (which is expected to be lower than its original $45,000 purchase price).

     At the Company's request, Joseph R. Grewe is relocating from Ohio to the Company's headquarters in California. In connection with the relocation, the Company has agreed to pay or reimburse Mr. Grewe in fiscal 2000 for all reasonable and customary costs associated with the sale of his Ohio residence and purchase of his California residence and up to $49,500 of related expenses or costs, which amounts will be increased ("grossed up") to the extent necessary to offset any resulting federal or state income taxes. The Company has also agreed to pay for Mr. Grewe's moving expenses and provide him a five-year non-interest bearing loan in the amount of $350,000 under the Company's Employee Relocation Assistance Plan.

                                     ITEM 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     In recognition of the important role of independent auditors, the Board of Directors has determined that its selection of the independent auditors for the Company should be submitted to the Company's shareholders for ratification. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending January 29, 2000, subject to ratification by the holders of a majority of the shares represented either in person or by proxy at the Annual Meeting. In the event that the shareholders do not approve Ernst & Young LLP as the independent auditors, the selection of another independent auditor will be considered by the Board of Directors.

     Ernst & Young LLP has served as the Company's independent auditors since 1973. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if he or she desires.

                             ADDITIONAL INFORMATION

PROPOSALS OF SHAREHOLDERS

     The Company's Bylaws provide that shareholder nominations of directors may be made and other business may be brought by shareholders before an annual or special meeting only in compliance with certain advance notice and informational requirements. In order to be timely with respect to the Company's 2000 Annual Meeting of Shareholders (which is presently expected to be held in June 2000), a shareholder's notice of director nominations or of business to be brought before such Annual Meeting must be delivered to the Secretary of the Company no earlier than February 8, 2000 and no later than March 10, 2000. Such notice must also contain certain additional information required by the Bylaws and otherwise comply with applicable legal requirements. Shareholders may obtain a complete copy of the Company's Bylaws, as amended, by submitting a request to the Secretary of the Company at the address set forth above under "General Information -- Proxy."

     To be considered for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders, proposals of shareholders must be received by the Secretary of the Company at the same address set forth above prior to December 31, 1999, and must otherwise comply with applicable legal requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and certain others to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Based solely on the Company's review of the copies of the reports it has received and written representations from certain reporting persons to the effect that they were not required to file Forms 5 for the last fiscal year, the Company believes that all its reporting persons complied with the Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1999, except for R. David Threshie. Mr. Threshie inadvertently filed a report on Form 4 late relating to the purchase in June 1998 of 4,000 shares of the Company's Common Stock.

OTHER BUSINESS

     The Board of Directors has not received notice of any other business to be presented for consideration at the Annual Meeting. If, however, other business should properly come before the Annual Meeting, the proxies grant to the proxy holders the discretionary authority to vote on such business in accordance with their best judgment.

     This Proxy Statement is accompanied or preceded by the Company's Annual Report to Shareholders and Form 10-K for the fiscal year ended January 30, 1999, which includes financial statements for the year.

                                         By Order of the Board of Directors

                                                  FURON COMPANY

                                              /s/ DONALD D. BRADLEY
                                         -------------------------------
                                                Donald D. Bradley
                                               General Counsel and
                                                    Secretary

April 29, 1999
Laguna Niguel, California

[FURON LOGO]


April 29, 1999


                          Re: Voting Cards for Annual
                              Meeting of Shareholders

Dear Plan Participant:

     Enclosed are Furon Company's proxy solicitation materials for this year's Annual Meeting of Shareholders. Since you fall within two or more of the categories listed below, we need to request a separate voting card for each category that applies to you. In an effort to minimize costs and avoid duplication in connection with the Annual Meeting, we have enclosed separate voting cards for each of your categories rather than send you multiple sets of materials. (For example, if you fall within category nos. 1 and 3, two cards will be enclosed--a white proxy card and a buff confidential voting instructions card. If categories 2 and 3 apply to you, two confidential voting instructions cards will be enclosed--one light yellow and one buff. And so on.)

     The possible categories and related voting cards are as follows:

                                                 Voting Card
                                             --------------------
         Category                            Type           Color
         --------                            ----           -----
     1.  Record Holder of Furon              Proxy          White
         Common Stock as of
         April 13, 1999.

     2.  Participant in the Furon            Confidential   Light
         Company's Employee's                Voting         Yellow
         Profit-Sharing-Retirement           Instructions
         Plan (401(k) Plan) with
         All or a Portion
         of Your Account Invested
         in Furon Common Stock
         as of April 13, 1999.

     3.  Participant in the Furon            Confidential   Buff
         Company's Employee Stock            Voting
         Ownership Plan (ESOP) as of         Instructions
         April 13, 1999.

     IN ORDER TO ASSURE THAT ALL OF THE SHARES WHICH YOU ARE ENTITLED TO VOTE OR DIRECT THE VOTE AS OF APRIL 13, 1999 (THE RECORD DATE FOR THE ANNUAL MEETING) ARE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE EACH CARD ENCLOSED IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON, AND PROMPTLY RETURN ALL OF THE CARDS IN THE ENCLOSED ENVELOPE TO THE BANK OF NEW YORK, WHO WILL TABULATE THE PLAN VOTES ON A CONFIDENTIAL BASIS.


                                   Sincerely,


                                   /s/  DONALD D. BRADLEY
                                   --------------------------------
                                   Donald D. Bradley
                                   General Counsel
                                   and Secretary

                                 FURON COMPANY

                                   P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints J. Michael Hagan and Donald D. Bradley, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Furon Company (the "Company") held of record by the undersigned as of April 13, 1999, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California on Tuesday, June 8, 1999, at 9:00 a.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side hereof, as more fully described in the accompanying proxy statement.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

                                    (Continued and to be signed on reverse side)


                                                   FURON COMPANY
                                                   P.O. BOX 11272
                                                   NEW YORK, N.Y. 10203-0272



         [ ]
1. ELECTION OF DIRECTORS   *FOR all nominees  [X]  WITHHOLD AUTHORITY to vote   [X]   *EXCEPTIONS  [X]
                            listed below           for all nominees listed below

Nominees Class III: J. Michael Hagan, Peter Churm and William D. Cvengros

*(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR" AND "EXCEPTIONS"
BOXES AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

Exceptions ____________________________________________________________________________________________

2. Proposal for ratification of the appointment     3. In accordance with the discretion of the proxy
   of Ernst & Young LLP as the Company's               holders, to act upon such other matters as may
   independent auditors for the fiscal year            properly come before the meeting and at any
   ending January 29, 2000.                            adjournment thereof.

FOR  [X]    AGAINST  [X]    ABSTAIN  [X]

                                           Please check box [X] If you plan to attend the Annual Meeting.


                                                                            Address Change
                                                                            and/or Comments  [X]

                                                                Dated ____________________________, 1999
                                                                ________________________________________
                                                                ________________________________________
                                                                 Signature or Signatures of Shareholders
                                                                (Your signature should conform to your
                                                                name as printed hereon. Co-owners should
                                                                all sign)

                                                                Votes must be indicated
PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY                 (x) in Black or Blue Ink     [X]
USING THE ENCLOSED ENVELOPE.

                        CONFIDENTIAL VOTING INSTRUCTIONS

       TO: KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE ("TRUSTEE") UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN ("PLAN") OF FURON COMPANY ("COMPANY")

     The undersigned, as a Participant in the Plan, is entitled to direct the Trustee as to the voting of all shares of the Company's Common Stock allocated to my account under the Plan as of April 13, 1999, the record date for the Company's Annual Meeting of Shareholders to be held on June 8, 1999 ("Annual Meeting"), as well as the portion of the unallocated shares of the Company's Common Stock under the Plan, and the shares allocated to Participants for which the Trustee does not receive timely and proper directions, as to which I am entitled under the Plan to direct the Trustee as to the voting thereof (collectively, the "Shares"). The undersigned hereby directs the Trustee to vote (in person or by proxy) the Shares at the Annual Meeting and any adjournment thereof as indicated on the reverse side hereof.

     PLEASE SIGN AND DATE THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROPERLY EXECUTED INSTRUCTION CARD MUST BE DELIVERED TO THE ADDRESS SPECIFIED BELOW BY THE CLOSE OF BUSINESS ON JUNE 4, 1999 TO ENABLE THE TRUSTEE TO VOTE THE SHARES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF THIS INSTRUCTION CARD IS PROPERLY EXECUTED AND TIMELY DELIVERED BUT NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

(Continued and to be signed on reverse side)

                                                  FURON COMPANY
                                                  P.O. BOX 11360
                                                  NEW YORK, N.Y. 10203-0360

      [ ]
1. ELECTION OF        *FOR all nominees [X]   WITHHOLD AUTHORITY [X]   *EXCEPTIONS [X]
   DIRECTORS           listed below           to vote for all
                                              nominees listed below


   Nominees Class III: J. Michael Hagan, Peter Churm and William D. Cvengros

   *(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
    MARK THE "FOR" AND "EXCEPTIONS" BOXES AND WRITE THAT NOMINEE'S NAME IN THE
    SPACE PROVIDED BELOW.)

    Exceptions _______________________________________________________________

2. Proposal for ratification of the appointment of Ernst & Young LLP, as the Company's independent auditors for the fiscal year ending January 29, 2000.

     FOR  [X]     AGAINST  [X]      ABSTAIN  [X]

                                                       Address Change
                                                       and/or Comments  [X]


                                             Date _____________________, 1999

                                             _______________________________
                                                        Signature


                                             Votes must be indicated
                                             (x) in Black or Blue ink.  [X]


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE



_______________________________________________________________________________


                        CONFIDENTIAL VOTING INSTRUCTIONS

          TO: FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE UNDER THE
            FURON COMPANY EMPLOYEES' PROFIT-SHARING-RETIREMENT PLAN

     Under the provisions of the trust relating to the Furon Company Employees' Profit-Sharing-Retirement Plan, Fidelity Management Trust Company (FMT Co.), as Trustee, is required to request your confidential Instructions as to how your proportionate interest in the shares of Furon Company Common Stock held under the Plan is to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 8, 1999, and at any adjournment thereof. Your instructions to FMT Co. will not be divulged or revealed to anyone at Furon Company. You may indicate your instructions to FMT Co. by completing the reverse side hereof, which is a reprint of the proxy card sent to all shareholders.

     THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NOT DIRECTION IS GIVEN, THIS CARD WILL BE VOTED FOR PROPOSALS (1) AND (2) ON THE REVERSE SIDE HEREOF.

                                    (Continued and to be signed on reverse side)


                                                  FURON COMPANY
                                                  P.O. BOX 11375
                                                  NEW YORK, N.Y. 10203-0375

      [ ]
1. ELECTION OF        *FOR all nominees  [X]    WITHHOLD AUTHORITY  [X]     *EXCEPTIONS  [X]
   DIRECTORS           listed below             to vote for all
                                                nominees listed below


   Nominees Class III: J. Michael Hagan, Peter Churm and William D. Cvengros

   *(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
    MARK THE "FOR" AND "EXCEPTIONS" BOXES AND WRITE THAT NOMINEE'S NAME IN THE
    SPACE PROVIDED BELOW.)

    Exceptions _______________________________________________________________

2. Proposal for ratification of the           3. In accordance with the
   appointment of Ernst & Young LLP,             discretion of the proxy holders
   as the Company's independent auditors         to act upon such other matters
   for the fiscal year ending                    as may properly come before the
   January 29, 2000.                             meeting and at any adjournment
                                                 thereof


   FOR  [X]    AGAINST  [X]    ABSTAIN  [X]

                                                       Address Change
                                                       and/or Comments  [X]


                                             Date _____________________, 1999

                                             ________________________________
                                                        Signature


                                             Votes must be indicated
                                             (x) in Black or Blue ink.  [X]


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.